Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Cannae Holdings, Inc.

Address of Joint Filer:	1701 Village Center Circle
Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	System1, Inc. [SST]

Date of Event Requiring Statement (Month/Day/Year):	January 27, 2022

Designated Filer:	Cannae Holdings, Inc.

Signature:

CANNAE HOLDINGS, INC.

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated: February 7, 2022

Joint Filer Information
(continued)

Name of Joint Filer:	Cannae Holdings, LLC

Address of Joint Filer:	c/o Cannae Holdings, Inc.
1701 Village Center Circle
Las Vegas, NV 89134

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	System1, Inc. [SST]

Date of Event Requiring Statement (Month/Day/Year):	January 27, 2022

Designated Filer:	Cannae Holdings, Inc.

Signature:

CANNAE HOLDINGS, LLC

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: Managing Director, General Counsel and Corporate Secretary

Dated: February 7, 2022